FIFTH AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT

     This Fifth Amendment to Agreement of Sale and Escrow Agreement (the "Amendment") is made and entered into as of the 17th day of October, 1997, among Continental Realty Advisors, Ltd., a Colorado corporation and Signet Partners, a Colorado corporation (together, "Purchaser"), Chandler Investors, an Illinois limited partnership ("Seller"), and Near North National Title Corporation ("Escrow Agent").

                                  WITNESSETH:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of May 22, 1997 (as heretofore amended, the "Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Agreement);

     WHEREAS, Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement entered into as of May 22, 1997 (as heretofore amended, the "Escrow Agreement");

     WHEREAS, the Agreement and the Escrow Agreement have previously been amended by instruments dated and entered into as of June 4, 1997, August 20, 1997, September 9, 1997, and September 30, 1997;

     WHEREAS, Seller and Purchaser now desire to further amend the Agreement and the Escrow Agreement pursuant to the terms and provision set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Agreement or the Escrow Agreement.

     2. The first three lines of paragraph 7.1 of the Agreement (as previously amended by the September 30, 1997 Fourth Amendment to Agreement of Sale and Escrow Agreement), are hereby deleted and replaced with the following language:

     "7.1 As used in this Agreement the term "Inspection Period" shall mean a period of time beginning on the date of this Agreement and ending: (a) as to all matters and conditions other than Purchaser's review of and satisfaction with the Existing Survey, the Updated Survey and the Title Commitment (whether in its current condition or as updated) -- October 1, 1997; and (b) as to Purchaser's review of and satisfaction with the Existing Survey, the Updated Survey and the Title Commitment (whether in its current condition or as updated )--October 24, 1997. Purchaser and the agent, engineers"..

     3. Paragraph 7.1A of the Agreement (as adopted the parties and set forth in the September 9, 1997 Third Amendment to Agreement of Sale and Escrow

Agreement) is hearby deleted and replaced with the following landuage:

     "7.1A Purchaser shall have the right, at Purchaser's discretion, to terminate this Agreement if it shall not have obtained a written loan commitment or commitments in amounts and on terms and conditions acceptable to Purchase prior to 5:00 P.M. Chicago time, October 24, 1997. If purchaser is able to obtain satisfactory loan commitments it shall give Seller and Escrow Agent written notice that Purchase has elected not to exercise its termination rights hereunder. If such written notice is not received by Seller pursuant to this Paragraph 7.1A prior to 5:00 P.M. Chicago time, October 24, 1997, then Purchaser shall be deemed to have elected to terminate this Agreement, in which case the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with an interest earnest thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property as more fully set forth in Paragraph 7.1

     4. Paragraph 2 of the Escrow Agreement (as set forth in the September 30, 1997 Fourth Amendment to Agreement of Sale and Escrow Agreement ) is hereby deleted in its entirety and replaced with the following:

     2. Unless Escrow Agent has received written notice from Purchaser that Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1(a) of the Agreement (the "Paragraph 7.1(a) Acceptance Notice") on October 1, 1997, and Escrow Agent has received written notice from Purchaser that Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1(b) of the Agreement (the "Paragraph 7.1(b) Acceptance Notice") on October 24, 1997, and unless Escrow Agent has received written notice from Purchaser that Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1A of the Agreement (the "Financing Acceptance Notice") on October 24, 1997, then the Escrow Agent shall promptly deliver to Purchaser the Earnest Money, together with all interest earned thereon, and this Escrow Agreement shall be null and void.

     5. Except as amended herein, the terms and conditions of the Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

     6. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     7. The parties hereto agree and acknowledge that a facsimile copy of any party's signature on this Amendment shall be enforceable against such party as an original. The parties hereto further agree that this Amendment shall be enforceable by and between the Purchaser and Seller prior to the execution of this Agreement by Escrow Agent.

     Executed as of the date first written above.

                    PURCHASER:

                    Continental Realty Advisors, Ltd., a Colorado corporation

                    By:  /s/David W. Snyder
                          ----------------------------------------------
                    Name:   David W. Snyder
                    Its:    Chairman

                    Signet Partners, a Colorado corporation

                    By:
                          -------------------------------
                    Name:
                    Its:

                    SELLER:

                    CHANDLER INVESTORS, an Illinois limited partnership

                    By:  BALCOR PARTNERS-XV, an Illinois partnership
                            Its general partner

                    By:  RGF-BALCOR ASSOCIATES-II, an Illinois general
                            partnership, a general partner

                    By: THE BALCOR COMPANY, a Delaware corporation, a general partner

                    By:  /s/Beth Goldstein
                           --------------------------------
                    Name:   Beth Goldstein
                    Its:    Authorized Representative

                    ESCROW AGENT:

                    NEAR NORTH NATIONAL TITLE CORPORATION

                    By:
                            -----------------------------
                    Name:
                    Its: